UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2006, the Board of Directors of Northern Trust Corporation (the “Corporation”) elected Frederick H. Waddell as President and Chief Operating Officer of the Corporation and The Northern Trust Company, the Corporation’s principal banking subsidiary (the “Bank”), reporting to William A. Osborn, the Chairman and Chief Executive Officer and, prior to Mr. Waddell’s election, President of the Corporation and the Bank. Mr. Waddell also was elected to the Board of Directors of the Corporation and the Bank effective February 21, 2006.

Mr. Waddell, age 52, will retain his current responsibilities as President – Corporate and Institutional Services of the Corporation, a position he has held since March 2003. Mr. Waddell, who joined Northern Trust in 1975, served as an Executive Vice President of the Bank from September 1997 until his election today as President and Chief Operating Officer.

A copy of the Corporation’s press release announcing Mr. Waddell’s election is filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99	Press Release dated February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Date: February 21, 2006	By:	/s/ WILLIAM A. OSBORN
William A. Osborn
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release dated February 21, 2006